United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

December 15, 2009

Date of Report

(Date of Earliest Event Reported)

DIGITILITI, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	000-53235	26-1408538
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

266 East 7th Street, 4th Floor

St. Paul, Minnesota 55101

 (Address of Principal Executive Offices)

(651) 925-3200

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

As of December 15, 2009, Digitiliti, Inc., (the “Company”) had sold 2,175,000 shares of its common stock under a private offering approved by the Company’s Board of Directors on November 24, 2009.  The private offering consists of 5,000,000 shares at $0.20 per share for a maximum offering of $1,000,000.

We issued all of these securities to persons who were “accredited investors” or “sophisticated investors” as those terms are defined in Rule 501 of Regulation D of the Securities and Exchange Commission; and each such person had prior access to all material information about us. We believe that the offer and sale of these securities were exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Rule 506 of Regulation D of the Securities and Exchange Commission.  Registration of sales to “accredited investors” and a limited number of “sophisticated investors” are preempted from state regulation, though states may require the filing of notices, a fee and other administrative documentation like consents to service of process and the like.

The Company’s 10-Q Quarterly Report for the quarter ended September 30, 2009, reflected that there were 34,736,316 shares of the Company issued and outstanding.  The 2,175,000 shares sold as of December 15, 2009, represent approximately 6.3% of the Company’s currently outstanding shares.

Item 7.01   Regulation FD Disclosure.

Today the Company released its new product, “DigiLibe,” formerly known as “Pyramid,” for general availability.  DigiLibe is a new breakthrough information management solution to fundamentally change the way organizations gain command and control over their content and information assets created daily.  By delivering a simple, integrated end-to-end solution, Digitiliti enables organizations to remove the complexity and cost associated with building an operational business intelligence environment for unstructured user data and emails. (MS Office files, Adobe PDF, Images, Emails and others).  From our beta test results and the feedback we have received from demonstrations of this product, we are excited about the potential this product offers the industry.  For further information, refer to the associated Press Release and to the newly posted information on our website at www.Digitiliti.com.   See Exhibit 99.1, Press Release dated December 17, 2009, a copy of which is attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITILITI, INC.

Date:	December 17, 2009	By:	/s/ Roy A. Bauer
Roy A. Bauer
CEO, President

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